                                ARCHER & GREINER
                           A Professional Corporation

                                COUNSELORS AT LAW
                              ONE CENTENNIAL SQUARE
                                  P.O. Box 3000
                       HADDONFIELD, NEW JERSEY 08033-0968





                                                  August 25, 1997

CYBEX International, Inc.
10 Trotter Drive
Medway, MA 02053

Dear Sirs:

         We have examined the corporate records and proceedings of CYBEX International, Inc., a New York corporation, with respect to the legal sufficiency of all corporate proceedings of such corporation taken in connection with the creation, form and validity and full payment and non-assessability of the 4,273,056 shares of common stock, par value $0.10 per share, covered by the Registration Statement on Form S-3, dated August 25, 1997, in connection with which Registration Statement this opinion is rendered.

         Based upon such examination, we are of the opinion that the shares are, and will continue to be after having been sold upon the terms and conditions set forth in the Registration Statement, validly authorized and legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Sincerely,

                                              /s/ Archer & Greiner

                                              ARCHER & GREINER
                                              A Professional Corporation